EXHIBIT 32

In connection with the Annual Report of CEL-SCI Corporation (the “Company”) on Form 10-K for the period ending September 30, 2025 as filed with the Securities and Exchange Commission (the “Report”), Geert Kersten, the Chief Executive Officer of the Company and Patricia Prichep, the Chief Financial and Operations Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

December 23, 2025	By:	/s/ Geert Kersten
Geert Kersten, Chief Executive Officer

	By:	/s/ Patricia Prichep
Patricia Prichep, Chief Financial and Operations Officer